                                                                  EXHIBIT 10.20








                            ASSET PURCHASE AGREEMENT

                     Dated as of March 1, 1998, by and among


                            Waste Connections, Inc.,
                        Waste Connections of Idaho, Inc.,
                            Hunter Enterprises, Inc.
                                       and
                                  Randy Hunter

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.     PURCHASE AND SALE OF ASSETS..........................................  1
       1.1.    Sale and Transfer of Assets..................................  1
       1.2.    Assumption by IWCI of Assumed Contracts......................  2
       1.3.    Excluded Liabilities.........................................  2
       1.4.    Purchase Price...............................................  2
       1.5.    Certain Taxes................................................  3

2.     CLOSING TIME AND PLACE...............................................  3

3.     REPRESENTATIONS AND WARRANTIES OF SELLER AND
       SHAREHOLDER..........................................................  3
       3.1.    Standing and Authority for Business..........................  3
       3.2.    All Assets Being Acquired....................................  4
       3.3.    Authority for Agreement......................................  4
       3.4.    No Breach or Default.........................................  4
       3.5.    Financial Statements.........................................  4
       3.6.    Liabilities..................................................  4
       3.7.    Conduct of Business..........................................  5
       3.8.    Permits and Licenses.........................................  5
       3.9.    Certain Prepaid Customer Accounts............................  5
       3.10.   Title........................................................  5
       3.11.   Employees....................................................  5
       3.12.   Contracts and Agreements; Adverse Restrictions...............  5
       3.13.   Personnel....................................................  6
       3.14.   Benefit Plans and Union Contracts............................  6
       3.15.   Taxes........................................................  6
       3.16.   Copies Complete..............................................  7
       3.17.   Customer List and Billings...................................  7
       3.18.   No Change With Respect to Seller.............................  7
       3.19.   Closing Date Debt............................................  7
       3.20.   Compliance With Laws.........................................  7
       3.21.   Patents, Trademarks, Trade Names, etc........................  7
       3.22.   Reserved.....................................................  7
       3.23.   Suppliers and Customers......................................  8
       3.24.   Absence of Certain Business Practices........................  8
       3.25.   Disclosure Schedules.........................................  8
       3.26.   No Misleading Statements.....................................  8
       3.27.   Accurate and Complete Records................................  8
       3.28.   Knowledge....................................................  8
       3.29.   Brokers; Finders.............................................  9
       3.30.   Bingham County, Idaho........................................  9

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
4.     REPRESENTATIONS AND WARRANTIES OF BUYERS.............................  9
       4.1.    Existence and Good Standing..................................  9
       4.2.    No Contractual Restrictions..................................  9
       4.3.    Authorization of Agreement...................................  9
       4.4.    No Misleading Statements.....................................  9

5.     OPERATIONS FROM SIGNING TO CLOSING DATE.............................. 10
       5.1.    Operations................................................... 10
       5.2.    No Change.................................................... 10
       5.3.    Access; Confidential Information............................. 11

6.     CONDITIONS PRECEDENT TO OBLIGATION OF BUYERS TO CLOSE................ 12
       6.1.    Representations and Warranties............................... 12
       6.2.    Conditions................................................... 12
       6.3.    No Material Adverse Change................................... 12
       6.4.    No Litigation................................................ 12
       6.5.    Other Deliveries............................................. 12
       6.6.    Release of Security Interests................................ 12

7.     CONDITIONS PRECEDENT TO OBLIGATION OF THE SELLER TO
       CLOSE................................................................ 12
       7.1.    Representations and Warranties............................... 12
       7.2.    Conditions................................................... 13
       7.3.    No Litigation................................................ 13
       7.4.    Other Deliveries............................................. 13

8.     CLOSING DELIVERIES................................................... 13
       8.1.    Buyers' Deliveries........................................... 13
       8.2.    Seller's Deliveries.......................................... 13

9.     ADDITIONAL COVENANTS OF WCI, SELLER AND SHAREHOLDER.................. 14
       9.1.    Confidentiality.............................................. 14
       9.2.    Brokers and Finders Fees..................................... 14
       9.3.    Payments Recorded by Seller After Closing Date............... 14

10.    INDEMNIFICATION...................................................... 14
       10.1.   Indemnity by Seller.......................................... 14
       10.2.   Limitations on Seller's Indemnities.......................... 15
       10.3.   Notice of Indemnity Claim.................................... 15
       10.4.   Survival of Representations, Warranties and Agreements....... 16
       10.5.   No Exhaustion of Remedies or Subrogation; Right of Set Off... 16

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
11.    OTHER POST-CLOSING COVENANTS OF SELLER AND WCI....................... 17
       11.1.   Restrictive Covenants........................................ 17
       11.2.   Rights and Remedies Upon Breach.............................. 19

12.    TERMINATION OF AGREEMENT............................................. 20
       12.1.   Termination Date............................................. 20
       12.3.   Notice and Effect of Termination............................. 20
       12.4.   Exclusive Negotiations....................................... 21

13.    GENERAL.............................................................. 21
       13.1.   Additional Conveyances....................................... 21
       13.2.   Assignment................................................... 21
       13.3.   Public Announcements......................................... 21
       13.4.   Counterparts................................................. 21
       13.5.   Notices...................................................... 21
       13.6.   Attorneys' Fees.............................................. 22
       13.7.   Applicable Law............................................... 22
       13.8.   Payment of Fees and Expenses................................. 22
       13.9.   Incorporation by Reference................................... 22
       13.10.  Captions..................................................... 22
       13.11.  Number and Gender of Words................................... 22
       13.12.  Entire Agreement............................................. 22
       13.13.  Waiver....................................................... 23
       13.14.  Construction................................................. 23

                            ASSET PURCHASE AGREEMENT


        ASSET PURCHASE AGREEMENT, dated as of March 1, 1998, entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Waste Connections of Idaho, Inc., a Delaware corporation ("IWCI" and, collectively with WCI, "Buyers"), Hunter Enterprises, Inc., an Idaho corporation ("Seller"), and Randy Hunter (the "Shareholder").

        WHEREAS, the Seller is engaged in the collection and transport of solid waste in the City of Basalt, Idaho and in certain unincorporated areas of Bingham, Bonneville, Jefferson, Madison and Power Counties, Idaho, and other activities related to the collection and transport of solid waste in the above-referenced areas (the "Business");

        WHEREAS, Seller is the sole owner of the Business;

        WHEREAS, the Shareholder owns all of the issued and outstanding Capital Stock of the Seller;

        WHEREAS, Buyers wish to purchase, and Seller wishes to sell certain assets that are necessary to operate the Business;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

        1.     PURCHASE AND SALE OF ASSETS.

               1.1. SALE AND TRANSFER OF ASSETS. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing on the Closing Date (as defined below) Seller shall convey, transfer, deliver and assign to Buyers (and as among Buyers, as they shall designate to Seller), and Buyers shall accept from Seller all of the assets listed on Schedule 1.1 (collectively, the "Assets"), including without limitation:

                    (a) five trucks (including a description of the model and year and the serial number), containers and route lists, used primarily in connection with the ownership, operation and management of the
        Business:

                    (b) the agreement between Seller and Power County regarding collection and transport of solid waste (the "Power County Agreement") the terms of which are attached hereto as Exhibit 1.1(b), customer accounts, and any other commitments and arrangements specifically identified in Schedule 3.12(a) as contracts, agreements or accounts contemplated to be assumed by IWCI pursuant to this Agreement (the "Assumed Contracts");

                   (c) all permits, licenses, titles (including motor vehicle titles and current registrations) and any other similar documents from any and all governmental authorities constituting a material authorization or entitlement or otherwise material to the operation or management of the Business owned by, issued to, or held by or otherwise benefiting Seller (the "Governmental Permits");

                   (d) all customer lists of the Seller relating to the Business;

                   (e) the good will of the Business;

                   (f) all deposits, credits, advance payments, claims or rights relating to the Assets or the Business accruing after the Closing Date, all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to any of the Assets and all books and records primarily in connection with the operation of the Business; and

                   (g) a non-exclusive license to use the name "Hunter Enterprises, Inc." on the Assets for up to 90 days after the Closing Date.

Notwithstanding the foregoing, the Buyers shall not acquire any of the accounts receivable of the Seller. The Buyers agree not to send out their first bills to customer accounts acquired pursuant to this Agreement until at least March 17, 1998.

               1.2. ASSUMPTION BY IWCI OF ASSUMED CONTRACTS. IWCI hereby assumes and agrees to perform and discharge, effective the day after the Closing Date all of the obligations and commitments of Seller accruing after the Closing Date under or with respect to each Assumed Contract, but not including any obligation or liability for any breach thereof occurring on or prior to the Closing Date.

               1.3. EXCLUDED LIABILITIES. Notwithstanding the provisions of
Section 1.2 or any other provision hereof or any Schedule or Exhibit hereto and regardless of any disclosure to Buyers, Buyers shall not assume or be bound by any other duties, responsibilities, obligations or liabilities of Seller or to which Seller or any of the Assets or the Business may be bound or affected, of whatever kind or nature, whether known, unknown, contingent or otherwise, arising before, on or after the Closing Date (including without limitation taxes arising from the operation of the Business or the sale of the Assets) except, as to obligations and liabilities arising after the Closing Date only, those obligations and liabilities expressly assumed by Buyers pursuant to Section 1.2 (the "Excluded Liabilities").

               1.4. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Assets shall be payable as follows:

                (a) Five Hundred Thousand Dollars ($500,000), (i) minus the Closing Date Debt as described on Schedule 3.19; (ii) minus the fees listed on Schedule 3.9 that Seller collected in advance for services that Buyers will render after the Closing; (iii) plus $9,828 for containers purchased by the Seller for which Buyers agreed to pay; and
        (iv) minus the fee
payable to Richard Kendall as listed on Schedule 3.29 hereto. The Purchase Price shall be paid in cash by wire transfer or check payable in clearinghouse funds at Closing. The cash portion of the Purchase Price paid at the Closing will be based on Schedules 3.19 and 3.9 as delivered at the Closing.

               (b) IWCI shall deliver to the Seller a non-interest bearing Promissory Note (the "Note") in the aggregate principal amount of one hundred and seventy-five thousand dollars ($175,000), which Note shall be paid in five equal annual installments of thirty-five thousand dollars ($35,000) and shall be substantially in the form of Exhibit 1.4(b)(i) attached hereto. The annual installments of the Note shall be paid on July 1, 1998, 1999, 2000, 2001 and 2002. WCI shall deliver to the Seller a Guarantee for the Note (the "Guarantee") substantially in the form of Exhibit 1.4(b)(ii). If prior to the first anniversary of the Closing Date, Power County does not allow WCI or IWCI to continue collecting and transporting solid waste for Power County pursuant to the terms of the Power County Agreement, for any reason except WCI's or IWCI's negligence or breach of the terms of the Power County Agreement, IWCI shall deduct from the fifth annual installment of the Note an amount equal to $21,600.00 multiplied by the product of the number of days that WCI or IWCI were not allowed to collect and transport solid waste for Power County pursuant to the terms of the Power County Agreement during the first year after the Closing Date multiplied by .0027397.

                1.5. CERTAIN TAXES. The Buyers shall pay any and all sales, use, excise, transfer and conveyance taxes payable or assessable in connection with or as a result of the transfer of the Assets under the terms of this Agreement and the transactions contemplated hereby. Buyers shall not be responsible for any business, occupation, withholding, possessory interest or similar tax or assessment or any other tax or fee of any kind relating to any period on or prior to the Closing Date with respect to Seller, the Assets or the ownership, operation or management of the Business.

        2. CLOSING TIME AND PLACE

        Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "Closing") shall take place at such time on February 28, 1998, as the parties shall agree (the "Closing Date"). The effective date of the Closing shall be March 1, 1998. At the Closing, Buyers and Seller shall deliver to each other the documents, instruments and other items described in Section 8 of this Agreement by Federal Express.

        3. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

        Seller and the Shareholder, jointly and severally, (i) represent and warrant that each of the following representations and warranties is true and complete as of the date of this Agreement (the "Signing Date") with respect to the Seller, the Assets and the Business, as the case may be, and will be true as of the Closing Date, and (ii) agree that such representations and warranties shall survive the Closing.

               3.1. STANDING AND AUTHORITY FOR BUSINESS. Seller has full power and authority to own the Assets and to operate the Business as now conducted.

               3.2. ALL ASSETS BEING ACQUIRED. The Assets being acquired by Buyers hereunder constitute all of the assets of Seller used and necessary to conduct and operate the Business as it is presently conducted, except for the assets that Seller will retain to service the Bingham County Contract, a copy of which is attached hereto as Schedule 3.2.

               3.3. AUTHORITY FOR AGREEMENT. Each of the Seller and the Shareholder has full right, power and authority to enter into this Agreement and to perform its or his obligations hereunder. The execution and delivery of this Agreement by the Seller has been duly authorized by its Board of Directors. This Agreement has been duly and validly executed and delivered by Seller and the Shareholder, and, subject to the due authorization, execution and delivery by WCI and IWCI, constitutes the legal, valid and binding obligation of Seller and the Shareholder, enforceable against Seller and the Shareholder in accordance with its terms.

               3.4. NO BREACH OR DEFAULT. Except as disclosed on Schedule 3.4, the execution and delivery by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby, will not:

                   (a) result in the breach of any of the terms or conditions of, or constitute a default under any obligation by which Seller, the Shareholder, or any of the Assets, is or may be bound or affected; or

                   (b) violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

                   (c) violate any agreements to which Seller or any Shareholder is a party relating to the Assets and the Business.

               3.5. FINANCIAL STATEMENTS. Seller has delivered to Buyers, as
Schedule 3.5, copies of the financial statements ("Financial Statements") of Seller relating to the Business for the three years ended June 30, 1997 (June 30, 1997 shall be referred to as the "Balance Sheet Date"). The Financial Statements are true and correct and fairly present (i) the financial position of the Business as of the respective dates of the balance sheets included in the Financial Statements, and (ii) the results of operations of the Business for the respective periods indicated. The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with prior periods. Except as disclosed on Schedules 3.5, 3.6, 3.19, Seller had, as of the Signing Date, and will have, as of the Closing Date, no liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due except, with respect to the period from the date of this Agreement through the Closing Date, as permitted by Section 5.2(a).

               3.6. LIABILITIES. There are no liabilities related to the Assets or the Business, except those described on Schedule 3.6, Part I hereto. There are no claims, suits, proceedings pending against the Seller relating to the Business or the Assets, except those described on Schedule 3.6, Part II hereof. There are no liens, claims or encumbrances secured by any of the Assets, except those listed on Schedule 3.6, Part III hereof.

               3.7. CONDUCT OF BUSINESS. Except as set forth on Schedule 3.18, since the Balance Sheet Date:

                    (a) The Business has been conducted only in the ordinary course; and

                    (b) There has been no change in the condition (financial or otherwise) of the Assets or the liabilities or operations of Seller relating to the Business other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse.

               3.8. PERMITS AND LICENSES. No permits, licenses, franchises, titles (except the motor vehicle titles and current registrations copies of which are attached hereto as Schedule 3.8(a)(i)) or any other similar documents are necessary to operate the Business as it is currently conducted or to use the Assets as they are currently used.

               3.9. CERTAIN PREPAID CUSTOMER ACCOUNTS. Schedule 3.9 is an accurate and complete list as of the Closing Date of the fees that Seller has collected from customers for services that have not yet been rendered and that Buyers will render after the Closing. Such list includes the amount of the fees paid in advance, the customer who paid such fees and the services owed to that customer.

               3.10. TITLE. Seller has good, valid and marketable title to all the Assets to be sold pursuant to this Agreement, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; and (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value of the property subject thereto, do not materially impair the value of the Business or the Assets, and have arisen only in the ordinary course of business and consistent with past practice. There are and as of the Closing Date will be no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Assets, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

               3.11. EMPLOYEES. All written and oral employment contracts with the Employees (as defined in Section 3.13 hereof) are terminable "at will" without payment of severance.

               3.12. CONTRACTS AND AGREEMENTS; ADVERSE RESTRICTIONS.

                     (a) Schedule 3.12(a) lists, as of the Signing Date, and includes copies of, all insurance policies and any other material contracts and agreements relating to the Business to which Seller is a party or by which any of the Assets is bound. Except as disclosed on
        Schedule 3.12(a), all such contracts and agreements included in Schedule 3.12(a) are and on the Closing Date shall be in full force and effect and binding upon the parties thereto. Except as described or cross referenced on Schedule 3.12(a), neither the Seller nor, to the Seller' knowledge, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified Seller of a default thereunder, or exercised any options thereunder.

                     (b) There is no outstanding judgment, order, writ, injunction or decree against Seller, the result of which could materially adversely affect the Business or any of the Assets, nor has Seller been notified that any such judgment, order, writ, injunction or decree has been requested.

               3.13. PERSONNEL. Seller agrees that Buyers may hire three of its employees whom are listed on Schedule 3.13 (the "Employees"). Schedule 3.13 also contains a complete list, as of the Signing Date, of the Employees' respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of their current employment agreements, if any exist. Schedule 3.13 also lists the driver's license number for each of the Employees that serves as a driver of motor vehicles used in the Business.

               3.14. BENEFIT PLANS AND UNION CONTRACTS.

                     (a) Except for the health care insurance provided to employees pursuant to a health plan included as Schedule 3.14(a), the Seller has no employee benefit plans relating to the Business, including employment agreements and any other agreements containing "golden parachute" provisions, retirement plans, welfare benefit plans and deferred compensation agreements.

                     (b) There are no union contracts and agreements between the Seller and any collective bargaining group relating to the Business. In the operation of the Business, the Seller is in compliance in all material respects with all applicable federal, state and local laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending nor, to the Seller's or the Shareholder's knowledge, is there any charge threatened against the Seller relating to the Business before any court or agency and alleging unlawful discrimination in employment practices. There is no charge of or proceeding with regard to any unfair labor practice relating to the Business that is pending before the National Labor Relations Board.

               3.15. TAXES. There are no outstanding taxes due on the Assets and there are no liens on any of the Assets for taxes that have not been paid by the Seller or the Shareholder. Copies of the federal income, and state franchise, income and sales tax returns of Seller for the last three fiscal years are attached as part of Schedule 3.15. Seller has withheld all required amounts from its employees for all pay periods in full and complete compliance with the withholding provisions of applicable federal, state and local laws. All required federal, state and local and other returns with respect to income tax withholding, social security, and unemployment taxes have been duly filed by Seller for all periods for which returns are due, and the amounts shown on all such returns to be due and payable have been paid in full. Seller will withhold all required amounts from its employees for all pay periods up to and including the Closing Date in full and complete compliance with the withholding provisions of applicable federal, state and local laws.

               3.16. COPIES COMPLETE. Except as disclosed on Schedule 3.16, the copies of all instruments, agreements, licenses, certificates or other documents that have been delivered to Buyers in connection with the transactions contemplated hereby are complete and accurate as of the Signing Date and are true and correct copies of the originals thereof. None of such instruments, agreements, licenses, certificates or other documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby.

               3.17. CUSTOMER LIST AND BILLINGS. Schedule 3.17 is current, accurate and complete list of, and includes the customers of the Business that Seller serves on an ongoing basis, including name, location and current billing rate, as of the Signing Date. Since the Balance Sheet Date, Seller has not lost any customers and no customers have threatened or otherwise indicated to Seller that they intend to discontinue doing business with Seller.

               3.18. NO CHANGE WITH RESPECT TO SELLER. Except as set forth on
Schedule 3.18, with respect to Seller, since the Balance Sheet Date, there has not been, and prior to the Closing there will not be, any change in the conduct of the Business, the income, operations or financial condition of the Business, or the Assets.

               3.19. CLOSING DATE DEBT. At the Closing, Seller shall prepare and deliver to Buyers Schedule 3.19, which shall set forth the amount of the aggregate debt (excluding trade payables) of Seller outstanding on the Closing Date relating to the Business or the Assets on the Closing Date (the "Closing Date Debt"). Buyers are not assuming any other debt of the Seller other than the debt listed on Schedule 3.19 which Buyers will pay on the Closing Date and which will be deducted from the Purchase Price pursuant to Section 1.4(a) hereof.

               3.20. COMPLIANCE WITH LAWS. Except as disclosed on Schedule 3.20, Seller has complied with, and Seller is presently in compliance with, all federal, state and local laws, ordinances, codes, rules, regulations, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to Seller relating to the Business (collectively "Laws"), including, but not limited to, Laws relating to the public health, safety or protection of the environment. Except as disclosed on Schedule 3.20, there has been no assertion by any party that Seller is in material violation of any Laws.

               3.21. PATENTS, TRADEMARKS, TRADE NAMES, ETC. No patents, tradenames, fictitious business names, trademarks, service marks, copyrights or other intellectual property is currently used in the operation of the Business or in connection with the Assets.

               3.22.     Reserved.

               3.23. SUPPLIERS AND CUSTOMERS. The relations between Seller and the customers of the Business are good. Seller has no knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers providing use of, or access to, landfills or disposal sites to Seller intends to cease providing such items to Seller, nor does Seller have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of the Business intends to terminate, limit or reduce its business relations with Seller relating to the Business.

               3.24. ABSENCE OF CERTAIN BUSINESS PRACTICES. Seller has not directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business in connection with any actual or proposed transaction which (a) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of the Business, or (b) if not continued in the future, might adversely affect the financial condition, business or operations of the Business or which might subject Buyers to suit or penalty in any private or governmental litigation or proceeding.

               3.25. DISCLOSURE SCHEDULES. Any matter disclosed by Seller on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

               3.26. NO MISLEADING STATEMENTS. The representations and warranties of Seller and Shareholder contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to Buyers and their representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

               3.27. ACCURATE AND COMPLETE RECORDS. The books, ledgers, financial records and other records of Seller relating to the Business:

                     (a) have been made available to Buyers and their agents at Seller's offices or at the offices of Buyers' attorneys or Seller' attorneys;

                     (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

                     (c) are accurate and complete, reflect all material transactions.

               3.28. KNOWLEDGE. Wherever reference is made in this Agreement to the "knowledge" of Seller or the Shareholder, such term means the actual knowledge of Seller or the Shareholder or any management employee of Seller whose duties relate to the Business or any knowledge which should have been obtained by Seller, Shareholder or such employee upon reasonable inquiry by a reasonable business person.

               3.29. BROKERS; FINDERS. Seller hired Richard Kendall to serve as a broker for Seller in connection with the transactions contemplated by this Agreement, and the fee owed to Richard Kendall for his services as a broker is listed on Schedule 3.29. Such fee will be deducted from the Purchase Price and paid to Richard Kendall on the Closing Date. No other person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Seller.

               3.30. BINGHAM COUNTY, IDAHO. Seller and the Shareholder represent that as of the Signing Date and the Closing Date, they know of no discussions in which Bingham County considered the possibility of granting an exclusive contract for refuse collection and disposal from residential customers in Bingham County, Idaho, and if Seller or Shareholder learn of any such discussions prior to the Closing Date, they will inform the Buyers.

        4. REPRESENTATIONS AND WARRANTIES OF BUYERS

        Buyers represent and warrant to Seller that each of the following representations and warranties is true as of the Closing Date, and agree that such representations and warranties shall survive the Closing:

               4.1. EXISTENCE AND GOOD STANDING. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IWCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               4.2. NO CONTRACTUAL RESTRICTIONS. No provisions exist in any article, document or instrument to which IWCI or WCI is a party or by which IWCI or WCI is bound which would be violated by consummation of the transactions contemplated by this Agreement.

               4.3. AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by Buyers and, subject to the due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyers. Each of WCI and IWCI has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on the Business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to IWCI or WCI: (b) conflict with any of the provisions of the Certificate or Articles of Incorporation or Bylaws of IWCI or WCI; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which IWCI or WCI is a party or by which either is bound.

               4.4. NO MISLEADING STATEMENTS. The representations and warranties of WCI and IWCI contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to Seller pursuant hereto are materially complete and accurate, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading as of the Closing Date.

        5. OPERATIONS FROM SIGNING TO CLOSING DATE

               5.1. OPERATIONS. Between the Signing Date and the Closing Date, the Seller will:

                    (a) carry on the Business in substantially the same manner as it has heretofore and not introduce any material new method, or discontinue any existing material method, of operation or accounting;

                    (b) maintain the Assets, in as good working order and condition as at present, ordinary wear and tear excepted;

                    (c) perform all of their material obligations under agreements relating to or affecting the Assets or the Business;

                    (d) keep in full force and effect present insurance policies or other comparable insurance coverage for the Assets and the Business;

                    (e) use its best efforts to maintain and preserve the Business intact, retain their present employees and maintain their relationship with suppliers, customers and others having business relations with the Business;

                    (f) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of the Business;

                    (g) maintain material compliance with all laws, rules and regulations applicable to the Assets or the Business;

                    (h) file on a timely basis all complete and correct applications or other documents necessary for the continuing operation of the Business, whether or not such approval would expire before or after the Closing; and

                    (i) advise Buyers promptly in writing of any material change in any document, Schedule, Exhibit, or other information delivered pursuant to this Agreement.

               5.2. NO CHANGE. Between the Signing Date and the Closing Date, the Seller will not take any action described below without the approval of WCI:

                    (a) enter into any contract or commitment relating to the Business or incur or agree to incur any liability other than in the ordinary course of business other than the transactions contemplated by this Agreement or make any single capital expenditure in excess of $10,000 or in excess of $25,000 in the aggregate during any consecutive thirty (30) day period without regard to whether such capital expenditure is in the ordinary course of business;

                    (b) change or promise to change the compensation payable or to become payable to any employee or agent, or make or promise to make any bonus payment to any such person;

                    (c) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien or encumbrance upon or grant any option or right of first refusal with respect to any of the Assets;

                    (d) sell, assign, lease or otherwise transfer or dispose of any Assets other than in the ordinary course of business;

                    (e) waive any material rights or claims relating to the Business or the Assets;

                    (f) amend or terminate any material agreement or any site assessment, permit, license or other right relating to the Business or the Assets; or

                    (g) enter into any other transaction outside the ordinary course of business related to the Business or prohibited hereunder.

               5.3. ACCESS; CONFIDENTIAL INFORMATION. Between the Signing Date and the Closing Date, the Seller will afford to the officers and authorized representatives of Buyers, including, without limitation, its engineers, counsel, independent auditors and investment bankers, access to the Assets, books and records of the Seller relating to the Business, and will furnish Buyers with such additional financial and operating data and other information as to the Business and Assets as Buyers may from time to time reasonably request. The Seller will cooperate with Buyers, their representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. Buyers will cause all information obtained from the Seller in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information which is in the public domain or which Buyers may be required to disclose to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to the Seller. Neither party will disclose to any third persons other than its key employees, accountants, bankers, financial consultants, insurance brokers or legal counsel any of the terms or provisions of this Agreement prior to or after the Closing Date without the prior written consent of the other party, but the parties agree that this Agreement may be included in WCI's filings with the Securities and Exchange Commission.

        6. CONDITIONS PRECEDENT TO OBLIGATION OF BUYERS TO CLOSE

        The obligations of the Buyers under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by the Buyers:

               6.1. REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Seller contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by the Seller under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all material respects as of the Closing Date.

               6.2. CONDITIONS. The Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

               6.3. NO MATERIAL ADVERSE CHANGE. Since the date of the this Agreement, there shall not have been any material adverse change in the condition (financial or otherwise) in the Business or the Assets.

               6.4. NO LITIGATION. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

               6.5. OTHER DELIVERIES. The Seller shall have delivered the items that they are required to deliver under Section 8 of this Agreement.

               6.6. RELEASE OF SECURITY INTERESTS. All security interests in the Assets of the Seller that have been created in favor of financial institutions or other lenders to secure indebtedness of any of the Seller shall have been released, subject, where applicable to payment of the Closing Date Debt.

        7.     CONDITIONS PRECEDENT TO OBLIGATION OF THE SELLER TO CLOSE

        The obligations of the Seller under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by the Seller:

               7.1. REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Buyers contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by the Buyers under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all material respects as of the Closing Date.

               7.2. CONDITIONS. The Buyers shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

               7.3. NO LITIGATION. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

               7.4. OTHER DELIVERIES. The Buyers shall have delivered the items that they are required to deliver under Section 8 of this Agreement.

        8.     CLOSING DELIVERIES

        At the Closing, the respective parties shall make the deliveries indicated:

               8.1. BUYERS' DELIVERIES.

                    (a) WCI or IWCI shall deliver the cash portion of the Purchase Price required to be delivered on the Closing Date pursuant to
        Section 1.4(a) to Seller.

                    (b) WCI shall deliver the Note and the Guarantee required to be delivered pursuant to Section 1.4(b) to the Seller.

               8.2. SELLER'S DELIVERIES.

                    (a) Seller shall deliver to IWCI (and/or its designee) an executed bill of sale or bills of sale and other instruments of transfer and conveyance for the full and complete transfer, conveyance, assignment and delivery to IWCI on the Closing Date of all of Seller' right, title and interest in and to all of the Assets, accompanied by all third party consents required with respect thereto, including, without limitation, written evidence of the release of the liens and encumbrances with respect to the Assets;

                    (b) Reserved;

                    (c) Seller shall deliver to IWCI (and/or its designee) all motor vehicle registrations and ownership documents for the motor vehicles being acquired by Seller;

                    (d) Seller shall deliver to Buyers an opinion of counsel for Seller, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 8.2(d).

                    (e) Seller shall execute and deliver such other documents and instruments as are reasonably requested by WCI or IWCI in order to consummate the transactions contemplated by this Agreement.

                    (f) Shareholder shall execute and deliver to Buyers a letter that Buyers can send to the customer accounts that Buyers are purchasing pursuant to this Agreement, substantially in the form of
        Exhibit 8.2(f) hereto.

        9. ADDITIONAL COVENANTS OF WCI, SELLER AND SHAREHOLDER

               9.1. CONFIDENTIALITY. Seller and Shareholder shall not disclose or make any public announcements of the existence or terms of this Agreement or the transactions contemplated by this Agreement without the prior written consent of WCI, unless required to make such disclosure or announcement by law, in which event Seller shall notify WCI at least 24 hours before such disclosure or announcement is expected to be made.

               9.2. BROKERS AND FINDERS FEES. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement. Richard Kendall's fee shall be payable according to Section 1.4(a)(iv) hereof.

               9.3. PAYMENTS RECORDED BY SELLER AFTER CLOSING DATE. Seller shall receive in trust and pay over to IWCI any payments or other moneys received by Seller after the Closing Date that relate to the Business or the Assets.

        10. INDEMNIFICATION

               10.1. INDEMNITY BY SELLER. Subject to Section 10.2, Seller and the Shareholder covenant and agree that they will, jointly and severally, indemnify and hold harmless WCI and IWCI and their respective directors, officers and agents and their respective successors and assigns (individually, an "Indemnitee," and collectively the "Indemnitees"), from and after the date of this Agreement, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, identified by a WCI Indemnitee with respect to each of the following contingencies (all, the "Indemnity Events"):

                    (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Seller pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI or IWCI pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI or IWCI relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

                    (b) Any liability for Seller's or the Shareholder's violation or alleged violation of any state, local or federal law or regulation that occurred in connection with the use of the Assets or the operation of the Business, including, but not limited to, laws related to the environment or hazardous materials.

                    (c) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing.

               10.2. LIMITATIONS ON SELLER'S INDEMNITIES. The maximum amount which the Indemnitees can recover as a result of one or more Indemnity Events pursuant to the provisions hereof for Claims shall not in the aggregate exceed the Purchase Price.

               10.3. NOTICE OF INDEMNITY CLAIM.

                     (a) In the event that any claim ("Claim") is hereafter asserted against or arises with respect to any Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, the Indemnitee shall notify the Seller and the Shareholder (collectively, the "Indemnifying Party") in writing thereof (the "Claims Notice") within 60 days after (i) receipt of written notice of commencement of any third party litigation against such Indemnitee, (ii) receipt by such Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such Indemnitee, or
        (iii) such Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee.

                    (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) do not exceed the limit set forth in Section 10.2 at the time the Claim is made, by the Indemnifying Party's own counsel; provided, however, the Indemnifying Party may assume and undertake the defense of such a third party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify the Indemnitee with respect to such action. The Indemnitee may participate, at the Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of the Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

                    (c) If, within 30 days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have provided the written agreement required by Section 10.3(b) and elected to defend the Claims, the Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within 30 days reimburse the Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

                    (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 10.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder but only to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

                    (e) In the event both the Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel, the Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the Indemnitee and the Indemnifying Party in the same action or proceeding and the Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

               10.4. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "Representations and Warranties") and the liability of the party making such Representations and Warranties for breaches thereof shall survive the consummation of the transactions contemplated hereby. The parties hereto in executing and delivering and in carrying out the provisions of this Agreement are relying solely on the representations, warranties, Schedules, Exhibits, agreements and covenants contained in this Agreement, or in any writing or document delivered pursuant to the provisions of this Agreement, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any persons other than as specifically set forth herein or therein.

               10.5. NO EXHAUSTION OF REMEDIES OR SUBROGATION; RIGHT OF SET OFF. Seller and the Shareholder waive any right to require any Indemnitee to (i) proceed against any other person or (iii) pursue any other remedy whatsoever in the power of any Indemnitee. The Buyers may, but shall not be obligated to, set off against any and all payments due Seller on the Note, any amount to which WCI, IWCI or any other Indemnitee is entitled to be indemnified hereunder with respect to any Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnities may have against Seller and the Shareholder or their successors.

        11. OTHER POST-CLOSING COVENANTS OF SELLER AND WCI

               11.1. RESTRICTIVE COVENANTS. Seller and Shareholder acknowledge that (i) Buyers, as the purchasers of the Assets (including the goodwill of the Business), are and will be engaged in the same business as the Business; (ii) Seller and Shareholder are intimately familiar with the Business; (iii) the Business is currently conducted in the State of Idaho and Buyers, directly and indirectly through their Affiliates, currently conduct business in Idaho and intend, by acquisition or otherwise, to expand the Business into other geographic areas of Idaho where it is not presently conducted; (iv) Seller and Shareholder have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this
Section 11.1 are essential to protect the Business and the goodwill being acquired; and (vi) Seller and Shareholder have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 11 will not impair such ability. Seller and Shareholder covenant and agree as set forth in (a), (b), (c) and (d) below with respect to the Business:

                    (a) NON-COMPETE. For a period commencing on the Closing
        Date and terminating five years thereafter (the "Restricted Period"), Seller and Shareholder shall not, anywhere in the city of Basalt, Idaho and Bingham, Bonneville, Power, Jefferson and Madison Counties, Idaho, directly or indirectly, acting individually or as the owners, shareholders, partners, or employees of any entity, (i) engage in the operation of a solid waste collection, transporting, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; or (iii) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that Seller and Shareholder may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided Seller and Shareholder are not controlling persons of, or members of a group which controls, such business and further provided that Seller and Shareholder do not, in the aggregate, directly or indirectly, own 2% or more of any class of securities of such business.

                    (b) EXCEPTION TO THE NON-COMPETE. Despite the restrictions imposed by section 11.1(a), Buyers and Seller agree that Seller may continue to: (i) collect and dispose of refuse collected from containers owned by Bingham County pursuant to Seller's contract with Bingham County dated as of September 1992 (the "Bingham County Contract") until the Bingham County Contract expires on September 30, 1999; (ii) bid or negotiate for the contract to operate the Bingham County transfer station, if such transfer station is built within five years after the Closing Date, and perform under that contract if it is awarded to Seller; and (iii) Seller may operate the Construction and Debris Landfill owned by Bingham County that is currently located on Ridge Street in Bingham County, Idaho but that the Seller expects to be relocated within Bingham County shortly. These exceptions to the non-competition provisions of Section 11.1(a) do not allow the Seller or the Shareholder or any of their affiliates to: (i) collect or dispose of refuse from any residential or other subscription customers in Bingham County during the Restricted Period; (ii) renew its Bingham County Contract or negotiate a new contract with Bingham County after the Bingham County Contract expires; (iii) compete with the Buyers in Bingham County after September 30, 1999; or (iv) bid or negotiate for the right to operate the Bingham County Transfer Station or the Bingham County Construction and Debris Landfill if Bingham County chooses to bundle such services with the exclusive right to collect and transport solid waste in Bingham County.

                   (c) CONFIDENTIAL INFORMATION. During the Restricted Period and thereafter, Seller and Shareholder shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("Confidential Information"), including without limitation, the existence of and terms of this Agreement, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding practices and policies, product development techniques or plans, and technical processes; provided, however, that the term "Confidential Information" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by Seller and Shareholder, or (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business.

                    (d) PROPERTY OF THE BUSINESS. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Seller or Shareholder or made available to Seller or Shareholder relating to the Business, but excluding any materials maintained by any attorneys for Seller or Shareholder prior to the Closing, are and shall be the property of WCI or IWCI and have been delivered or will be delivered or made available to WCI or IWCI at the Closing.

                    (e) NON-SOLICITATION. Without the consent of WCI, which may be granted or withheld by WCI in its discretion, Seller and Shareholder shall not solicit any employees of WCI, IWCI or their Affiliates to leave the employ of WCI, IWCI or their Affiliates and join Seller in any business endeavor owned or pursued by Seller.

                    (f) NO DISPARAGEMENT. From and after the Closing Date, none of the Seller or the Shareholder shall, in any way to any customer or employee of the Business or the Buyers, denigrate or derogate Buyers or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by the Seller or Shareholder from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person if it adversely affects the regard or esteem in which such person or entity is held by such person. Without limiting the generality of the foregoing, none of the Seller or Shareholder shall, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any customer or employee of the Business or the Buyers. This paragraph does not apply to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony.

                    (g) ACCESS TO FINANCIAL STATEMENTS. For two years from the Closing Date, if necessary for Buyers to obtain financing, Seller shall allow Buyers or Buyers' designee to audit Seller's financial statements and accounting records for the period of January 1, 1995 through the Closing Date. Buyers shall assume any costs of such audit.

                    (h) BINGHAM COUNTY CONTRACT. If Seller continues to perform under the Bingham County Contract after March 31, 1999, Seller agrees to pay Buyers forty percent (40%) of the gross revenue that Seller bills to Bingham County pursuant to the Bingham County Contract until the Bingham County Contract terminates. Seller also agrees that Buyers may audit Seller's invoices to Bingham County that are associated with the Bingham County Contract.

               11.2. RIGHTS AND REMEDIES UPON BREACH. If Seller or Shareholder breach, or threaten to commit a breach of, any of the provisions of Section 11.1(a), (b), (c) or (e) herein (the "Restrictive Covenants"), WCI and IWCI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyers at law or in equity:

                    (a) SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and IWCI and that money damages would not provide an adequate remedy to IWCI. Accordingly, in addition to any other rights or remedies, WCI and IWCI shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain Seller and Shareholder from any violation thereof.

                    (b) ACCOUNTING. The right and remedy to require Seller and Shareholder to account for and pay over to WCI or IWCI all compensation, profits, monies, accruals, increments or other benefits derived or received by Seller and Shareholder as the result of any transactions constituting a breach of the Restrictive Covenants.

                    (c) SEVERABILITY OF COVENANTS. Seller and Shareholder acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                    (d) BLUE-PENCILING. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

                    (e) ENFORCEABILITY IN JURISDICTION. Buyers, Seller and Shareholder intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Buyers, Seller and Shareholder that such determination not bar or in any way affect Buyers' right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

        12. TERMINATION OF AGREEMENT

               12.1. TERMINATION DATE. If the Closing Date has not occurred by April 1, 1998, this Agreement shall be terminated on April 15, 1998.



               12.2. This Agreement may be terminated at any time prior to the Closing Date:

                    (a) by the Buyers, by written notice to the Seller if the representations and warranties of the Seller shall not have been true and correct in all respects as of the date when made; or

                    (b) by the Seller by written notice to WCI if the representations and warranties of the Buyers shall not have been true and correct in all respects as of the date when made.

               12.3. NOTICE AND EFFECT OF TERMINATION. On termination of this Agreement, the transactions contemplated herein shall forthwith be abandoned and all continuing obligations and liabilities of the parties under or in connection with this Agreement shall be terminated and of no further force or effect; provided, however, that nothing herein shall relieve any party from liability for any misrepresentation, breach of warranty or breach of covenant contained in this Agreement prior to such termination.

               12.4. EXCLUSIVE NEGOTIATIONS. Following execution of this Agreement, the Seller and the Shareholder shall not, and the Seller shall not permit its employees or agents to, initiate, negotiate or discuss with any other person or entity the possible sale of all or substantially all of the Assets or the Business with any party other than the Buyers. The Seller and the Shareholder hereby confirm that no person or entity presently has or may acquire any rights to purchase or otherwise acquire the Assets or the Business.

        13. GENERAL

               13.1. ADDITIONAL CONVEYANCES. Following the Closing, Seller, the Shareholder and Buyers shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as Buyers, the Shareholder or Seller may reasonably request for the purpose of carrying out this Agreement. Seller and the Shareholder will cooperate with Buyers on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement.

               13.2. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI, IWCI and Seller and the Shareholder and Seller's and the Shareholder's heirs, legal representatives or assigns; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement. The Buyers may assign some or all of their rights hereunder to another affiliate of WCI.

               13.3. PUBLIC ANNOUNCEMENTS. Except as required by law, Seller shall not make any public announcement or filing with respect to the transactions provided for herein without the prior written consent of WCI.

               13.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

               13.5. NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

        If to Seller:                   Randy Hunter
                                        104 South Emerson
                                        Shelley ID 83274

        With a copy to:                 Steve Blaser, Esq.
                                        Blaser, Sorensen & Hansen
                                        285 NW Maine
                                        P.O. Box 1047
                                        Blackfoot, ID 83221

        If to Buyers:                   Waste Connections, Inc.
                                        2260 Douglas, Suite 280
                                        Roseville, CA  95661
                                        Attention:  Ronald J. Mittelstaedt

        With a copy to:                 Robert D. Evans, Esq.
                                        Shartsis, Friese & Ginsburg LLP
                                        One Maritime Plaza, 18th Floor
                                        San Francisco, CA  94111

               13.6. ATTORNEYS' FEES. In the event of any dispute or controversy between Buyers on the one hand and Seller and Shareholder on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party. Such award shall include post-judgment attorney's fees and costs.

               13.7. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho without regard to its conflict of laws provisions.

               13.8. PAYMENT OF FEES AND EXPENSES. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder.

               13.9. INCORPORATION BY REFERENCE. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

               13.10. CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

               13.11. NUMBER AND GENDER OF WORDS. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

               13.12. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between Seller and Shareholder and the Buyers and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Seller and the Shareholder and the Buyers acting through their officers, thereunto duly authorized by their Boards of Directors.

               13.13. WAIVER. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

               13.14. CONSTRUCTION. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in California or Idaho. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.


                             SELLER:    HUNTER ENTERPRISES, INC.


                                        ----------------------------------------
                                                    Randy Hunter


                        SHAREHOLDER:
                                        ----------------------------------------
                                        Randy Hunter


                                WCI:    Waste Connections, Inc.

                                        By:
                                            ------------------------------------
                                            Ronald J. Mittelstaedt
                                            President

                               IWCI:    Waste Connections of Idaho, Inc.


                                        By:
                                            ------------------------------------
                                            Ronald J. Mittelstaedt
                                            President